UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018
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FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant's telephone number, including area code: (540) 465-9121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, director Dr. Miles K. Davis informed the Board of Directors of First National Corporation (the "Company"), of his intention to not stand for re-election to the Board of Directors of the Company at the upcoming annual meeting of shareholders on May 8, 2018.  Dr. Davis' decision to not stand for re-election to the Board of Directors of the Company is not the result of any disagreement with the Company.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 14, 2018, the Board of Directors of the Company amended Article II (A) of its Bylaws to decrease the size of the Board of Directors from nine (9) to seven (7) members effective as of the date of the 2018 annual meeting of shareholders.

The full text of the Bylaws, as amended to date, is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.
Item 8.01	Other Events.
On February 20, 2018, the Company issued a press release announcing a quarterly cash dividend of $0.05 per common share, which is payable on March 16, 2018 to shareholders of record as of March 2, 2018.

A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Bylaws of First National Corporation (as restated in electronic format as of February 14, 2018)

99.1	Press Release dated February 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION
(Registrant)

Date: February 20, 2018	By:	/s/ M. Shane Bell
M. Shane Bell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of First National Corporation (as restated in electronic format as of February 14, 2018)

99.1	Press Release dated February 20, 2018

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